Exhibit 99.1

GlycoGenesys, Inc. (ticker: GLGS, exchange: NASDAQ) News Release –4-March-2005

GlycoGenesys, Inc. Enters Into Definitive Agreements To Close on $6,500,000 of Funding From Institutions

BOSTON, March 4, 2005 (BUSINESS WIRE) — GlycoGenesys, Inc. (Nasdaq: GLGS), a biotechnology company developing carbohydrate-based drugs, today announced that it has entered into definitive agreements to close on gross proceeds of $6,500,000 from institutions in exchange for issuance of 6,500 shares of convertible, redeemable Series D Preferred Stock, currently convertible into 6,500,000 shares of common stock, and warrants to purchase 6,500,000 shares of common stock currently at $1.23. The terms of the Series D Preferred Stock and warrants will be described in a Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission.

The financing will take place in two closings. In the first closing, investors will purchase $2,000,000 of Series D Preferred Stock and warrants. The second closing, for which Nasdaq rules requires receipt of shareholder approval, shall cover the remaining $4,500,000 of Series D Preferred Stock and warrants.

The Company intends to use the proceeds from this transaction primarily for funding the costs of enrolling and conducting its Phase I/II dose ranging clinical trial for GCS-100LE in multiple myeloma, funding the initiation of its Phase I/II dose ranging clinical trial for GCS-100LE in chronic lymphocytic leukemia, manufacturing drug supplies of GCS-100LE for its clinical trial needs through 2005, conducting additional analytical and pre-clinical studies, paying licensing fees and working capital for general corporate purposes.

The securities being sold have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from the Securities Act registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy common stock, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. This press release is being issued pursuant to Rule 135c under the Securities Act.

GlycoGenesys

GlycoGenesys, Inc. is a biotechnology company that develops and licenses compounds based on glycobiology. The Company’s drug candidate GCS-100, a unique compound to treat cancer, has been evaluated in previous clinical trials at low dose levels in patients with colorectal, pancreatic and other solid tumors with stable disease and partial response documented. The Company currently is conducting a Phase I dose escalation trial to evaluate higher dose levels of GCS-100LE, a low ethanol formulation of GCS-100, at Sharp Memorial Hospital, Clinical Oncology Research in San Diego, California and the Arizona Cancer Center in both Tucson and Scottsdale, Arizona. Further clinical trials are planned for 2005.Further information is available on GlycoGenesys’ web site: www.glycogenesys.com.

Safe Harbor Statement

Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing, joint ventures and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, and other risks identified in the Company’s Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: GlycoGenesys Inc.

Senior Vice President and CFO

John W. Burns, 617-422-0674

or

VP of Business Development

Rick Pierce, 617-422-0674

or

The Ruth Group

John Quirk, 646-536-7029 (Investors)

or

Janine McCargo, 646-536-7033 (Media)

SOURCE: GlycoGenesys Inc.